Exhibit 10.1

LEASE AGREEMENT BETWEEN

FGHP TRIPLEX, LLC

A DELAWARE LIMITED LIABILITY COMPANY

AS LANDLORD, AND

UNUSUAL MACHINES, INC.,

A NEVADA CORPORATION

AS TENANT

DATED June 24, 2026

TABLE OF CONTENTS

		Page

1.	Lease Grant	1

2.	Term and Construction and Acceptance of Premises	1
(a)	Lease Term	1
(b)	Landlord's Construction Obligation	1
(c)	Proportionate Share	1
3.	Rent	1
(a)	Basic Rent	1
(b)	Payment	1
(c)	Operating Costs	2
4.	Delinquent Payment; Handling Charges	3

5.	Security Deposit	3
6.	Landlord's Maintenance Obligations	3
(a)	Landlord's Obligations	3
(b)	Landlord's Right to Perform Tenant's Obligations	3
7.	Improvements; Alterations; Repairs; Tenant's Maintenance; and Utilities	4
(a)	Improvements; Alterations	4
(b)	Repairs; Maintenance	4
(c)	Performance of Works	4
(d)	Mechanic's Liens	4
(e)	Utilities	5
8.	Use	5
9.	Assignment and Subletting	5
(a)	Transfers	5
(b)	Requests for Consent	5
(c)	Consent Standards	5
(d)	Conditions to Consent	6
(e)	Cancellation	6
(f)	Additional Compensation	6

10.	Insurance; Waivers; Subrogation; Indemnity	6
(a)	Insurance	6
(b)	Waiver of Negligence; No Subrogation	6
(c)	Indemnity	7

11.	Subordination Attornment; Notice to Landlord's Mortgagee	7
(a)	Subordination	7
(b)	Attornment	7
(c)	Notice to Landlord's Mortgagee	7
(d)	Landlord’s Mortgagee’s Protection Provisions	7

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12.	Rules and Regulations	8
13.	Condemnation	8
(a)	Total Taking	8
(b)	Partial Taking - Tenant's Rights	8
(c)	Partial Taking - Landlord's Rights	8
(d)	Award	8
14.	Fire or Other Casualty	8
(a)	Repair Estimate	8
(b)	Landlord's and Tenant's Rights	8
(c)	Landlord's Rights	8
(d)	Repair Obligation	9

15.	Personal Property Taxes	10

16.	Events of Default	10

17.	Remedies	10

18.	Payment by Tenant; Non-Waiver	10

(a)	Payment by Tenant	10
(b)	No Waiver	10

19.	Landlord’s Lien	11

20.	Surrender of Premises	11

21.	Holding Over	11

22.	Certain Rights Reserved by Landlord	11

23.	Substitution Space	12

24.	Miscellaneous	12

(a)	Landlord Transfer	12
(b)	Landlord's Liability	12
(c)	Force Majeure	12
(d)	Brokerage	12
(e)	Estoppel Certificates	12
(f)	Notices	13
(g)	Separability	13
(h)	Amendments; and Binding Effect	13
(i)	Quiet Enjoyment	13
(j)	No Merger	13
(k)	No Offer	13
(l)	Entire Agreement	13
(m)	Waiver of Jury Trial	13
(n)	Governing Law	13
(o)	Joint and Several Liability	13
(p)	Financial Reports	14
(q)	Landlord's Fees	14
(r)	Telecommunications	14
(s)	General Definitions	14
(t)	Confidentiality	14
(u)	Hazardous Materials	14
(v)	Contingency	14
(w)	Disclaimer of Warranties	15
(x)	List of Exhibits	15

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LIST OF DEFINED TERMS

Additional Rent	2
Affiliate	8
AS-IS	D-1
Basic Rent	2
Building	1
Building's Structure	4
Casualty	10
Collateral	13
Commencement Date	1
Construction Allowance	D-1
Damage Notice	10
Event of Default	11
Guarantor	F-1
Hazardous Materials	19
including	17
Landlord	1
Landlord's Mortgagee	9
Law	17
Laws	17
Lease	1
Loss	8
Operating Costs	2
Operating Costs and Tax Statement	3
Permitted Use	6
Premises	1
Proportionate Share	2
Rent	2
Security Deposit	4
Space Plans	D-2
Taking	10
Taxes	3
Tenant	1
Tenant Delay Day	D-1
Term	1
Total Construction Costs	D-2
trade fixtures	14
Transfer	7
UCC	14
Work	D-1
Working Drawings	D-1

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LEASE

THIS LEASE AGREEMENT (this “Lease”) is entered into as of June 24, 2026, between FGHP Triplex, LLC, a Delaware limited liability company (“Landlord”), and Unusual Machines, Inc. a Nevada corporation (“Tenant”).

1. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the area described on the Plan attached as Exhibit A (the “Premises”) in the building (the “Building”) located at 4653 L.B. McLeod Road, Suite B, Orlando, Florida. The land on which the Building and the Premises are located is described on Exhibit B. The term “Building” includes the related land, driveways, parking facilities, and similar improvements. Tenant shall also have a non-exclusive license to use such driveways and parking facilities.

2. Term and Construction and Acceptance of Premises.

(a) Lease Term The term of this Lease shall be thirty-six (31) months, commencing on May 1, 2026, (the “Commencement Date”), and expiring at 5:00 p.m., December 31, 2028 (the “Term”, which definition shall include all renewals of the initial Term). If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the number of days between the Commencement Date and the first day of the next month. If the Premises are not ready for occupancy by Tenant on the Commencement Date, then (1) Tenant's obligation to pay Basic Rent and Additional Rent (as defined in Section 3) shall be waived until Landlord tenders possession of the Premises to Tenant, (2) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant, (3) Landlord shall not be in default hereunder or be liable for damages therefor, and (4) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant.

(b) Landlord's Construction Obligation. Landlord’s obligation to construct improvements in the Premises for Tenant's occupancy shall be limited to those obligations, if any, specifically set forth in Exhibit D hereto.

(c) Proportionate Share. Tenant's “Proportionate Share” shall be the percentage obtained by dividing the rentable square feet of area in the Premises, which is stipulated to be 14,094 square feet, by the total number of rentable square feet of area in the Building, which is stipulated to be 212,815 square feet.

3. Rent.

(a) Basic Rent. “Basic Rent” (herein so called) shall be the following amounts for the following periods of time:

Time Period	Monthly Basic Rent
05.01.26 – 12.31.26	$18,204.75
01.01.27 – 12.31.27	$18,932.94
01.01.28 – 12.31.28	$19,684.62

(b) Payment. Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively, the “Rent”), without deduction or set-off, at Landlord's address provided for in this Lease or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, shall be payable monthly in advance, and shall be accompanied by all applicable state and local sales or use taxes. The first monthly installment of Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

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(c) Operating Costs and Taxes.

(1) Tenant shall pay, as “Additional Rent,” its Proportionate Share of Operating Costs and Taxes (defined below). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

(2) The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (A) wages and salaries (including property management fees) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section 3.(c); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 3.(c)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (viii) Taxes (defined below), and (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building.

(3) Tenant shall also pay its Proportionate Share of the Taxes for each year and partial year falling within the Term, in the same manner as provided above for Additional Rent with regard to Operating Costs. “Taxes” shall mean taxes, assessments, and governmental charges, specifically including, but not limited to, ad valorem real property taxes and assessments, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building.

(4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 3.(c)(5), and of the Taxes for the previous year (the “Operating Costs and Tax Statement”). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant’s actual Proportionate Share of Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

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(5) In each calendar year for the duration of the Term, including all renewals and option periods, Tenant’s Proportionate Share of Operating Costs, except Uncontrollable Operating Expenses, shall not exceed the Operating Expense Cap (hereinafter defined) for the applicable calendar year. The “Operating Expense Cap” shall be equal to one hundred eight percent (108%) of the Tenant’s Proportionate Share of Operating Costs, over the prior year, on a cumulative basis, such that any unused portion of the permitted annual increase may be carried forward and utilized by the Landlord in subsequent years. The Operating Expense Cap shall not apply to Uncontrollable Operating Expenses. As used herein, “Uncontrollable Operating Expenses” shall mean all costs, expenses and fees incurred for Taxes due to any governing municipality, and Insurance.

(6) Tenant’s Proportionate Share of Operating Costs and Taxes hereunder shall initially be $4,110.75 per month, payable as provided in Section 3.(b) above.

(d) Tenant shall pay to Landlord together with each installment of Basic Rent, Additional Rent and other charges due hereunder, all applicable federal, state and local taxes due thereon, specifically including, but not limited to, the sales and use tax charged by the State of Florida.

4. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of 18% per annum or the maximum lawful rate of interest; additionally, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 4 or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest.

5. Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord $23,795.37 (the “Security Deposit”), which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 16). Landlord may, from time to time and without prejudice to any other remedy, after notice to Tenant of the default and the appropriate cure period provided to Tenant to cure the default, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations; provided, however, that landlord may retain such portion of the Security Deposit as may be reasonably necessary to secure Tenant’s payment of its Proportionate Share of all actual Operating Costs and Taxes required under Section 3.(c) hereof. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

6. Landlord's Maintenance Obligations.

(a) Landlord's Obligations. This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to the replacement of the Building's roof and maintenance of the foundation and structural members of exterior walls (the “Building's Structure”). Landlord shall not be responsible for (1) any such work until Tenant notifies Landlord of the need therefor in writing (unless the matter is a genuine emergency, in which case verbal notification shall be sufficient, followed by written notification within 3 business days) or (2) for alterations to the Building's Structure required by applicable law because of Tenant's use of the Premises (which alterations shall be Tenant's responsibility). The Building's Structure does not include windows, glass or plate glass, doors, special fronts, or office entries, all of which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible for under this Lease shall be limited to the cost of performing the work.

(b) Additional Landlord Obligations. Additionally, Landlord shall maintain the parking areas, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, consistent with the operation of a first-class warehouse building, including maintenance, repair, and replacement of rail tracks serving the Premises, the exterior of the Building (including painting), sprinkler systems and sewage lines, and any items normally associated with the foregoing. Tenant shall promptly notify Landlord in writing of any work required to be performed under this Section 6.(b), and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice. All costs in performing the work described in this Section 6.(b) shall be included in Operating Costs.

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(c) Landlord's Right to Perform Tenant's Obligations. Landlord may perform Tenant's maintenance, repair, and replacement obligations and any other items that are Tenant's obligation pursuant to Section 7, as well as any other obligation required to be performed by Tenant under this Lease, if, after providing Tenant with notice of Tenant’s maintenance, repair and replacement obligation and providing Tenant with at least fifteen (15) days to commence such maintenance or repair obligation, Tenant has neglected to commence such maintenance or repair obligation. Tenant shall reimburse Landlord for the cost incurred in so doing within ten (10) days after being invoiced therefor.

7. Improvements; Alterations; Repairs; Tenant's Maintenance; and Utilities.

(a) Improvements; Alterations. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may in its sole discretion, withhold its consent to any alteration or addition that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, or improvements made in or upon the Premises shall, at Landlord's option, either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain on the Premises at the end of the Term without compensation to Tenant. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law.

(b) Repairs; Maintenance. Tenant shall maintain all parts of the Premises in a good condition and promptly make all necessary repairs and replacements to the Premises, excepting only that work which Landlord is expressly responsible for pursuant to Section 6.(a). Tenant shall maintain the HVAC, plumbing, electrical, and mechanical systems in the Premises in good repair and condition in accordance with applicable law and the equipment manufacturer's suggested service programs. If Landlord so directs, Tenant shall enter into a preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all air conditioning, heating, ventilating and other equipment located within or serving the Premises. Tenant shall allow Landlord to inspect and review Tenant’s service/maintenance log(s) upon fifteen (15) days request.

(c) Performance of Work. All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Premises, the Building, or the components thereof. Tenant shall promptly pay and discharge all costs, expenses, damages or other liabilities which may arise in connection with or by reason of such work. Upon the completion by the Tenant of such work, Tenant shall furnish to Landlord (in form and substance reasonably acceptable to Landlord) contractor's affidavits, full and final waivers of liens, and receipted bills covering all labor and materials expended and used in connection with the performance of such work.

(d) Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any liens against Landlord's interest in the Premises or the Building. Landlord shall have the right to post and keep posted at all reasonable times on the Premises any notices which Landlord shall be required so to post for the protection of Landlord, the Premises and the Building from any such lien. Tenant agrees to promptly execute such instruments in recordable form as are necessary to evidence such prohibition in accordance with the terms and provisions of Florida Statutes, Section 713.10.

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(e) Utilities. Except for utilities provided by Landlord and billed to Tenant as an Operating Cost, Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with all taxes, penalties, surcharges, and maintenance charges pertaining thereto. Landlord may, at Tenant's expense, separately meter and bill Tenant directly for its use of utility services. Landlord shall not be liable for any interruption or failure of utility service to the Premises unless caused by Landlord's affirmative acts or gross negligence, but in the event such service is interrupted due to Landlord’s work at the Building or Landlord’s affirmative acts or gross negligence, the rent shall be fully abated for each day without utility service to the Premises. Any amounts payable by Tenant under this Section shall be due within ten (10) days after Landlord has invoiced Tenant therefor.

8. Use. Tenant shall continuously occupy and use the Premises only for all Applicable Laws and the terms and provisions of this Lease, for warehouse, distribution and light manufacturing uses, with ancillary office use (the “Permitted Use”) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any hazardous materials or substances. If, because of a Tenant Party’s acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

9. Assignment and Subletting.

(a) Transfers. Tenant may, without the need for Landlord consent, to assign and/or transfer this Lease to a wholly-owned subsidiary of Tenant, including a second level subsidiary (in which case Tenant shall provide written notice and documentation of such assignment or transfer), Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, otherwise (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in this Section 9.(a) being a “Transfer”).

(b) Requests for Consent. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character.

(c) Consent Standards. Landlord shall not unreasonably withhold or unreasonably delay its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) does not engage in business similar to those of other tenants in the Building, for which there is non-compete language contained in any other tenants’ leases and (4) is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion. Upon such assignment, Tenant shall be released from all obligations of this Agreement, in Landlord’s reasonable discretion.

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(d) Conditions to Consent. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $750 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. Landlord's consent to a Transfer shall not release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor, within Landlord’s reasonable discretion, during the duration of the original Lease term, with such obligations by Tenant automatically released from any extension options, renewals, or lease amendments, addendums or modifications. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. This Section 9.(d) does not, and shall not be construed to, create any rights in favor of any third parties. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e) Cancellation. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(f) Additional Compensation.

10. Insurance; Waivers; Subrogation; Indemnity.

(a) Insurance. Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $2,000,000 per occurrence or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises, (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder, and (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

(b) Waiver of Negligence; No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a “Loss”), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

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(c) Indemnity. Subject to Section 10.(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys' fees) arising from (1) any Loss arising from any occurrence on the Premises (other than any Loss arising out of a breach of Tenant’s obligations under Section 24.(u), which shall be subject to the indemnity in such section) or (2) Tenant's failure to perform its obligations under this Lease, even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant. This indemnity provision shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party. Subject to Section 10.(b), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys’ fees) for any Loss arising from any occurrence within the Building or surrounding areas (other than a Loss arising from the negligence of a Tenant Party), and specifically excluding any occurrence on the Premises. The indemnities set forth in this Section 10(c) shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

11. Subordination Attornment; Notice to Landlord's Mortgagee.

(a) Subordination. Tenant agrees and acknowledges that all of Tenant's right, title and interest under this Lease is automatically subordinate to the lien of any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a “Landlord's Mortgagee”). However, in order to manifest and confirm the foregoing, Tenant shall subordinate its leasehold interest in the Premises to the lien of any Landlord's Mortgagee upon request by Landlord. The failure of Tenant to so deliver any such instrument or instruments within ten (10) days after demand in writing by Landlord shall constitute a default hereunder, and Landlord shall be entitled to all of its remedies. Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

(d) Landlord’s Mortgagee’s Protection. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

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12. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are generally applicable to all similar tenants of the Building and will not unreasonably interfere with Tenant’s use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

13. Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant's Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 120 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking - Landlord's Rights. If any material portion , but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14.(b).

(d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this and Tenant’s Lease, moving costs.

14. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty, Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Landlord's and Tenant's Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 120 days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 14.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

(c) Landlord's Rights. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

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(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

15. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of lien or other cloud on Landlord's title to the Building or of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

16. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Tenant's failure to pay Rent within five days after Landlord has delivered notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 16.(a) on more than one occasion during the twelve (12) month interval preceding such failure by Tenant;

(b) Tenant (1) abandons or vacates the Premises or any substantial portion thereof or (2) fails to continuously operate its business in the Premises for the Permitted Use set forth herein;

(c) Tenant fails to provide any estoppel certificate within the time period required under Section 24.(e) and such failure shall continue for 10 days after written notice thereof from Landlord to Tenant;

(d) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; and

(e) The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 16.(e), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

17. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(a) Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, plus (2) all amounts due under Section 18.(a);

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(b) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 18.(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 16.(b). If Landlord elects to proceed under this Section 17.(b), it may at any time elect to terminate this Lease under Section 17.(a);

(c) Declare the entire amount of Rent and other charges for the remaining term of this Lease to be immediately due and payable, and recover from Tenant the net present value of the remaining Rent payments and other charges due from Tenant until the expiration date of this Lease, discounted at a rate of six percent (6%) per annum; or

(d) Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

(e) All rights and remedies of Landlord herein enumerated shall be cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment before the future of such covenant or option. In addition to other remedies in this Lease provided, Landlord shall be entitled to restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provisions of this Lease by Tenant.

18.	Payment by Tenant; Non-Waiver.

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state where the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

(b) No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

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19. Landlord's Lien. In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property of Tenant situated on the Premises, and all proceeds thereof (the “Collateral”), and the Collateral shall not be removed from the Premises without the prior written consent of Landlord (other than in Tenant's ordinary course of business) until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state where the Premises are located (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five days prior written notice thereof shall be reasonable notice of the act or event. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 19, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

20. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant, and shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The term “trade fixtures” shall not include carpeting, floor coverings, attached shelving, lighting fixtures (other than free standing lamps), wall coverings, or similar improvements. The provisions of this Section 20 shall survive the end of the Term.

21. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent equal to 150 % of the daily Basic Rent payable during the last month of the Term. The provisions of this Section 21 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

22. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

(a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

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(c) To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last 12 months of the Term, tenants.

23.	Intentionally Deleted.

24.	Miscellaneous.

(a) Parking. In addition to the Premises, Tenant shall have the non-exclusive use of the automobile parking areas (as may be designated by Landlord from time to time), subject to the rules and regulations regarding the use thereof, as may from time to time be prescribed by Landlord, and subject to applicable Laws, with Tenant and its employees, vendors, contractors and invitees provided, at a minimum and without charge, the use of fourteen (14) parking spaces. Landlord may require that all Tenant’s vehicles shall be parked only in areas designated by Landlord. Tenant shall not park (or permit or suffer any of Tenant’s representatives to park) any vehicle on the Property for extended periods of time. Vans, recreational, service or any oversized vehicles are not permitted on the Property at any time. Landlord shall not be liable for any damage of any nature whatsoever or any theft of vehicles or the contents thereof, while in or about the parking areas. Landlord may tow any vehicle, at Tenant's expense, which is in violation of these restrictions. The parking areas are subject to the exclusive management and control of Landlord. Landlord reserves the right to change, alter and/or reconfigure the parking areas, provided, however, that Tenant’s access to the Premises shall not be denied and so long as the availability or number of parking spaces is not diminished below that required by this Lease and applicable law.

(b) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder, provided that the assignee assumes Landlord's obligations hereunder in writing.

(c) Landlord's Liability. The liability of Landlord (and its partners, shareholders, or members) to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders, or members) shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

(d) Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(e) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Avison Young – Florida, LLC whose commission shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, though, or under the indemnifying party.

(f) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, certifying that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Rent and other charges have been paid in advance, if any, and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Any such certificate delivered pursuant to this Section 24(e) may be relied upon by any perspective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Premises.

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(g) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified next to their signature block, (2) delivered to the intended address, (3) sent by prepaid telegram, cable, facsimile transmission, telex followed by a confirmatory letter, or (4) with an overnight courier service (such as Federal Express or Airborne). All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(h) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(i) Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(j) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(k) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(l) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(m) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(n) Waiver of Jury Trial. The parties hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties against the other in any way arising out of this Lease, the Premises, or any claim of injury or damage. In the even Landlord commences any proceeding to enforce this Lease, any counterclaim filed by Tenant shall be severed from the proceedings instituted by Landlord, and the proceedings instituted by Landlord shall proceed to final judgment separately and apart from and without consolidation with or reference to the status of each counterclaim or other claim asserted by Tenant.

(o) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

(p) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

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(q) Financial Reports. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, and (3) if required by court order.

(r) Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within 10 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s) Telecommunications. Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent.

(t) General Definitions. The following terms shall have the following meanings: “Laws” means all federal, state, and local laws, rules and regulations, all court orders, all governmental directives and governmental orders, and all restrictive covenants affecting the Property, and “Law” means any of the foregoing; “Affiliate” means any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; “Tenant Party” shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any agents, contractors, employees, invitees of the foregoing parties; and “including” means including, without limitation.

(u) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(v) Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 24.(t), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including attorneys’ fees and cost of clean-up and remediation) arising from Tenant’s failure to comply with the provisions of this Section 24.(t). This indemnity provision shall survive termination or expiration of the Lease.

(w) Contingency. The Lease is subject to approval by Landlord’s Mortgagee. If Landlord’s Mortgagee does not approve the Lease within ten (10) business days of Landlord’s receipt of the Lease executed by Tenant, then the Lease is null and void and no further force or effect thereafter on either party.

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(x) Disclaimer of Warranties. Landlord and Tenant expressly disclaim any express or implied warranty that the Premises are suitable for Tenant’s intended purpose(s), and Tenant’s obligation to pay Rent hereunder is not dependent upon the condition of the Premises or the performance by Landlord of its obligations hereunder. Except as otherwise expressly provided herein, Tenant shall continue to pay Rent, without abatement, setoff or deduction. ANY AND ALL IMPLIED WARRANTIES, INCLUDING THOSE OF HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ENVIRONMENTAL SOUNDNESS ARE SPECIFICALLY DISCLAIMED.

(y) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Outline of Premises

Exhibit B - Description of Land

Exhibit C - Building Rules and Regulations

Exhibit D - Tenant Finish-Work

Exhibit D-1-Floor Plan

Exhibit E - Radon Gas

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Dated as of the date first above written.

TENANT:

Unusual Machines Inc., a Nevada corporation

Address:	5728 Major Blvd, Suite 200 Orlando, FL 32819

Signature:	/s/ Brian Hoff

Print Name:	Brian Hoff

Title:	CFO

LANDLORD:

FGHP Triplex, LLC,

A Delaware Limited Liability Company

By:	/s/ Jay Benowitz

Name:	JAY BENOWITZ

Title:	BY FGH Management Group LLC its Managing Agent

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EXHIBIT “A”

[OUTLINE OF PREMISES]

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EXHIBIT “B”

DESCRIPTION OF LAND

33RD STREET INDUSTRIAL PARK UNIT 2 PHASE 3 15/131 LOT 1 (LESS COMM AT THE SW COR OF SE1/4 OF SEC 06-23-29 TH N89-59-50E 2522.66 FT TO POB TH N00-12-05W 667.34 FT N89-28-40E 25 FT S00-12-05E 230 FT S89-28-40W 18 FT S00-12-05E 437.33 FT S00-14-02E 564.78 FT S64-28-57E 36.46 FT S45-15-54W 55.86 FT N00-14-02W 619.72 FT TO POB) & IN 33RD STREET INDUS PARK UNIT A 22/78 LOT 2

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EXHIBIT “C”

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel (except for interior artwork and decorative items hung on walls). Except as consented to in writing by Landlord or in accordance with Tenant’s building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.

4. Landlord will furnish Tenant, free of charge, with two keys to Tenant’s suite entrance. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord’s prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord’s prior written consent. Tenant shall deliver to Landlord upon termination of its tenancy, the keys to all locks for doors on the Premises, and in the event of loss of any keys furnished by Landlord, shall pay Landlord therefor.

5. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions for their installation.

6. Tenant shall not use or keep in the Premises any toxic or hazardous materials, or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of its light manufacturing business or office equipment. Tenant is authorized to store small quantities (less than two gallons) of solvents such as Isopropyl Alcohol and Acetone, stored securely in a solvent cabinet, for Tenant’s Permitted Use, in accordance with all applicable Laws. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of improper, objectionable or unpleasant noise, odors, or vibrations. No animal except seeing-eye dogs when in the company of their masters may be brought into or kept in the Building.

7. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

8. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

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9. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, or in those non-designated parking spaces in which Tenant shall have the right to park its vehicles or those of its employees, agents and invitees one vehicle to each space. Tenant shall not leave vehicles in the Building parking areas overnight, or park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven, non-motor driven bicycles, or four wheel drive trucks. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot”. Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

10. Landlord may waive any one or more of these rules and regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the rules and regulations in favor of tenant or any other Tenant, nor prevent Landlord from thereafter enforcing the rules and regulations against any or all of the tenants of the Building.

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EXHIBIT “D”

TENANT FINISH-WORK

Tenant accepts the premises in “as is” condition, except the following:

•	Paint the interior of the office area.
•	Assess the flooring which currently is luxury vinyl tile (LVT).
•	Convert the shower into a kitchenette with a sink and an upper and lower cabinets.
•	All lights in the office and warehouse shall be LED’s
•	Service or repair the existing overhead doors.
•	Pressure wash and where there was carpet glued down; scarify, and clean.
•	All plumbing, electrical and HVAC shall be in good working order.

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EXHIBIT “D-1”

FLOOR PLAN

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EXHIBIT “E”

RADON GAS

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

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